                                                                    Exhibit 99.1

                              [LETTERHEAD] OF NCR

For Release on April 18, 2002
-----------------------------

                        NCR Reports First-Quarter Results

               Data Warehousing delivers strong operating results

         DAYTON, Ohio - NCR Corporation (NYSE: NCR) today reported that revenue
                        ---------------
for the quarter ended March 31, 2002, was $1.25 billion, a 9 percent decline from the $1.38 billion reported in the first quarter of 2001. On a local currency basis, revenue decreased 7 percent.

         Net income was $4 million, or $0.04 per diluted share, for the first quarter. According to First Call, first-quarter consensus for earnings per diluted share was $0.03. In the year-ago period, NCR reported net income and earnings per diluted share of $117 million and $1.18, respectively, which included special items and reflected amortization of goodwill.

         In accordance with the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), NCR discontinued amortization of goodwill as of January 1, 2002. Excluding goodwill amortization and special items from the prior-year period, first-quarter 2001 net income and earnings per diluted share would have been $27 million or $0.27 compared to net income of $4 million, or $0.04 per diluted share, for the first quarter of 2002.

         Results for the first quarter of 2002 included:

         .     NCR met expectations for revenue and operating income.

         . Data Warehousing continued to demonstrate its compelling value proposition by generating 3-percent growth, including maintenance revenues, despite a strong prior-year comparison and the adverse economic environment.

         . More importantly, the Teradata Data Warehousing business achieved its second consecutive quarter of meaningful profit, generating $23 million of operating income.

                                     -more-

     . Financial Self Service operating income declined largely due to lower services revenue, less benefit from pension and lower margins due to mix and the effects of currency.

     . As expected, Retail Store Automation experienced a very challenging quarter as retailers continued to limit capital spending. This business experienced a substantial decline in revenue, which had a significant impact on profitability.

     . NCR delivered positive free cash flow, a significant year-over-year improvement.

     "I am very pleased that Data Warehousing continues to take market share and delivered strong results for the first quarter," said NCR Chairman and Chief Executive Officer Lars Nyberg. "This performance reflects very effective execution throughout Teradata's Data Warehousing business and demonstrates the improvement we have made in its already attractive financial model. We expect Data Warehousing to be profitable each quarter this year."

     "Our view of the capital spending environment remains cautious, but we are seeing some improvement in our sales funnel. We expect to drive substantially higher Retail Store Automation revenue in the coming quarters, particularly in new products, which will result in improving profitability. In Financial Self Service, operating margins will return to mid-teen levels as we grow services revenue and benefit from the sale of higher-margin full-function ATMs. However, the full potential for improved performance in these areas remains subject to the timing of a recovery in capital spending, which remains unpredictable," Mr. Nyberg continued.

                                     Revenue
                                     -------

     By solution, Data Warehousing and Financial Self Service saw flat revenue in the quarter, as compared to the first quarter of 2001. Retail Store Automation, Customer Services Maintenance, Systemedia, and Payment and Imaging revenues declined 29 percent, 6 percent, 1 percent and 5 percent, respectively, versus the first quarter of 2001.

                                  Gross Margin
                                  ------------

     Total gross margin for NCR products and services was 28.1 percent, down 1.7 percentage points from the first quarter of 2001. Product gross margins decreased 1.3 points to 34.6 percent of revenue, while service gross margins declined 1.9 points to 21.7 percent of revenue.

                                    Expenses
                                    --------

     Total expenses in the first quarter were $341 million. Reported expenses for the first quarter of 2001 were $429 million. Excluding special items and goodwill amortization, expenses in the first

                                     -more-
quarter of 2001 were $373 million. Research and development expenses were $56 million, or 4.5 percent of revenue, versus $76 million, or 5.5 percent of revenue, in the year-ago period. This reduction reflected actions taken throughout 2001, including the elimination of duplicative development efforts resulting from an earlier acquisition.

                            Operating and Net Income
                            ------------------------

     Operating income for the quarter was $9 million. In the first quarter of 2001, the reported operating loss was $19 million, which included special items and goodwill amortization. Excluding these items, operating income for the first quarter of 2001 was $38 million.

     Other expense in the quarter was $3 million. Excluding special items and goodwill amortization in the first quarter of 2001, other expense was $4 million.

     First-quarter net income was $4 million, or $0.04 per diluted share. In the year-ago period, excluding special items and goodwill amortization, net income and earnings per diluted share were $27 million and $0.27, respectively. The effective tax rate for the quarter was 30 percent. The weighted average number of shares outstanding on a fully diluted basis increased to 100.6 million in the first quarter from 99.3 million a year ago.

     Special items that were included in the results for the first quarter of 2001 included: a $138 million benefit resulting from the successful conclusion of a tax audit relating to 1993-94 international operations; a $40 million provision for loans and receivables related to Credit Card Center, a bankrupt customer; a net-of-tax $4 million charge for the cumulative effect of the implementation of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities;" and $2 million of acquisition-related integration charges. Goodwill amortization expense included in the first quarter of 2001 totaled $18 million.

     NCR ended the first quarter with $379 million in cash and short-term investments, up from $336 million on December 31, 2001. As of March 31, 2002, NCR had short-term and long-term debt of $114 million, down from $148 million at the end of 2001.

     As required by the adoption of SFAS 142, NCR is employing the transitional goodwill impairment test to assess potential impairment loss of its goodwill assets. The company has not finalized its analysis, but expects to record a non-cash impairment loss of between $300 and $350 million as a cumulative effect of accounting change in the second quarter of 2002.

                                     -more-

                                     Outlook
                                     -------

     Due to the unpredictable capital spending environment, NCR now expects revenues to be down 0-5 percent for the year versus 2001. Due to our continued focus on cost and expense reduction as well as market share gains in Data Warehousing, we believe our prior operating income guidance of $350 million remains achievable, especially if capital spending improves in the second half of the year. However, given the unpredictability of that environment, we recognize we have down-side risk to $300 million if capital spending does not improve in the second half of the year. This would result in an earnings per diluted share range of roughly $2.00-$2.30.

     In the second quarter, we are working a very active pipeline to secure the orders that will fuel our revenue growth in the second half of the year. Second-quarter 2002 revenue for NCR is expected to decline 10 percent. Data Warehouse revenue for the second quarter is expected to be down 0-10 percent, while Retail Store Automation revenue is expected to be down 20-25 percent. Financial Self Service, Customer Services and Systemedia revenues are expected to be roughly flat, with Payment and Imaging and Other revenues declining 30 percent each. Second-quarter operating income is expected to be $50-$65 million with earnings per share in the $0.30-$0.40 range, excluding the impact of goodwill impairment.

About NCR Corporation
---------------------

     NCR Corporation (NYSE: NCR) is a leader in providing Relationship Technology(TM) solutions to customers worldwide in the retail, financial, communications, manufacturing, travel and transportation, and insurance markets. NCR's Relationship Technology solutions include privacy-enabled Teradata(R) warehouses and customer relationship management (CRM) applications, store automation and automated teller machines (ATMs). The company's business solutions are built on the foundation of its long-established industry knowledge and consulting expertise, value-adding software, global customer support services, a complete line of consumable and media products, and leading edge hardware technology. NCR employs 30,300 in more than 100 countries, and is a component stock of the Standard & Poor's 500 Index. More information about NCR and its solutions may be found at http://www.ncr.com.
                                  ------------------

                                      # # #
NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

                                     -more-

Other Information
-----------------

     NCR Chairman and Chief Executive Officer Lars Nyberg and Senior Vice President and Chief Financial Officer Earl Shanks will discuss the company's financial performance during a conference call today at 10:30 A.M. (ET). Live access to the conference call, as well as a replay, is available from NCR's web site at http://investor.ncr.com.
        -----------------------

     Prior-period operating segment results reflecting the SFAS 142 accounting change is available on NCR's web site http://www.ncr.com.
                                      ------------------

Note to Investors
-----------------

     This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts' earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR's actual results to differ materially.

     In addition to the factors discussed in this release, other risks and uncertainties include: the duration and intensity of the economic recession and its impact on the markets in general or on our ability to meet our commitments to customers, the ability of our suppliers to meet their commitments to us or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers; other general economic and business conditions; the timely development, production or acquisition, and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing, and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, such as a possible shift toward industry-standard "open" platforms for data warehousing solutions; continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings, such as Retail Store Automation and Financial Self Service solutions; short product cycles, rapidly changing technologies, and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business plan; turnover of workforce and the ability to attract and retain skilled employees, especially in light of

                                     -more-
recent cost control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company's Securities and Exchange Commission reports and the company's annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   [LOGO] NCR
                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in millions, except per share amounts)

                                                                                        For the Periods Ended March 31
                                                                                        ------------------------------
                                                                                                Three Months
                                                                                                ------------
                                                                                            2002             2001
                                                                                         -----------     -----------
Revenue

Products                                                                                 $       612     $       690
Services                                                                                         635             686
                                                                                         -----------     -----------
Total revenue                                                                                  1,247           1,376

Cost of products                                                                                 400             442
Cost of services                                                                                 497             524
                                                                                         -----------     -----------
Total gross margin                                                                               350             410
   % of revenue                                                                                 28.1%           29.8%

Selling, general and administrative expenses                                                     285             353
Research and development expenses                                                                 56              76
                                                                                         -----------     -----------
Income (loss) from operations                                                                      9             (19)
   % of revenue                                                                                  0.7%          (1.4%)

Interest and other expense, net                                                                   (3)             (7)
                                                                                         -----------     -----------
Income (loss) before income taxes and cumulative effect of accounting change                       6             (26)
   % of revenue                                                                                  0.5%           (1.9%)

Income tax expense (benefit)                                                                       2            (147)
                                                                                         -----------     -----------
Income before cumulative effect of accounting change                                               4             121
Cumulative effect of accounting change, net of tax                                                 -              (4)
                                                                                         -----------     -----------
Net income                                                                               $         4     $       117
   % of revenue                                                                                  0.3%            8.5%
                                                                                         ===========     ===========
Net income per common share
   Basic before cumulative effect of accounting change                                   $      0.04     $      1.26
   Cumulative effect of accounting change                                                          -           (0.04)
                                                                                         -----------     -----------
   Basic                                                                                 $      0.04     $      1.22
                                                                                         ===========     ===========
   Diluted before cumulative effect of accounting change                                 $      0.04     $      1.22
   Cumulative effect of accounting change                                                          -           (0.04)
                                                                                         -----------     -----------
   Diluted                                                                               $      0.04     $      1.18
                                                                                         ===========     ===========
Weighted average common shares outstanding
   Basic                                                                                        97.9            95.7
   Diluted                                                                                     100.6            99.3

2001 - Reported results include the effect of goodwill amortization ($18 million); excluding the effect of goodwill amortization, operating loss, net income and earnings per diluted share would have been $(3) million, $133 million and $1.34, respectively.
       Special items represent the provision for loans and receivables with Credit Card Center ($40 million), integration charges related to acquisitions ($2 million), the tax benefit from the resolution of international income tax issues ($138 million), and the after-tax, cumulative effect of adopting SFAS 133 ($4 million).

                                   [LOGO] NCR

                                NCR CORPORATION
          IMPACT OF SIGNIFICANT SPECIAL ITEMS & GOODWILL AMORTIZATION
                                  (Unaudited)
                    (in millions, except per share amounts)

                                                                              For the Periods Ended March 31
                                                                              ------------------------------
                                                                                       Three Months
                                                                                       ------------
                                                                                   2002            2001
                                                                               ------------    -----------
Revenue                                                                            $ 1,247       $ 1,376

Gross margin - base business                                                           350           411
   % of Revenue                                                                       28.1%         29.9%
Special items                                                                            -            (1)
                                                                               ------------    -----------
Reported gross margin                                                                  350           410
   % of Revenue                                                                       28.1%         29.8%

Expenses - base business                                                               341           373
   % of Revenue                                                                       27.3%         27.1%
Goodwill amortization                                                                    -            16
Special items                                                                            -            40
                                                                               ------------    -----------
Reported expenses                                                                      341           429
   % of Revenue                                                                       27.3%         31.2%
Income from operations - base business                                                   9            38
Goodwill amortization                                                                    -           (16)
Special items                                                                            -           (41)
                                                                               ------------    -----------
Reported income (loss) from operations                                                   9           (19)
Other (expense), net - base business                                                    (3)           (4)
Goodwill amortization                                                                    -            (2)
Special items                                                                            -            (1)
                                                                               ------------    -----------
Reported other (expense)                                                                (3)           (7)
Income before income taxes - base business                                               6            34
Special items and goodwill amortization                                                  -           (60)
                                                                               ------------    -----------
Reported income (loss) before income taxes and cumulative effect of
accounting change                                                                        6           (26)
Income taxes - base business                                                             2             7
Income taxes - special items and goodwill amortization                                   -          (154)
                                                                               ------------    -----------
Reported income tax expense (benefit)                                                    2          (147)
Cumulative effect of accounting change, net of tax                                       -            (4)
Net income - base business                                                               4            27
Special items and goodwill amortization                                                  -            90
                                                                               ------------    -----------
Reported net income                                                                $     4       $   117
                                                                               ============    ===========
Earnings per diluted share - base business                                         $  0.04       $  0.27
Earnings per diluted share - special items and goodwill amortization                     -          0.91
                                                                               ------------    -----------
Reported earnings per diluted share                                                $  0.04       $  1.18
                                                                               ============    ===========

2001 - Special items represent the provision for loans and receivables with Credit Card Center ($40 million), integration charges related to acquisitions ($2 million), the tax benefit from the resolution of international income tax issues ($138 million), and the after-tax, cumulative effect of adopting SFAS 133 ($4 million).

                                     [LOGO] NCR
                                 NCR CORPORATION
           CONSOLIDATED REVENUE SUMMARY and OPERATING INCOME SUMMARY
                                   (Unaudited)
                                  (in millions)

                                                                      For the Periods Ended March 31
                                                                      ------------------------------
                                                                               Three Months
                                                                               ------------
                                                                                                %
                                                                     2002         2001       Change
Revenue By Solution Offering

Data Warehousing
Solution                                                            $   235      $   236        -
Customer Services Maintenance                                            55           46       20%
                                                                    -------      -------
Total Data Warehousing                                                  290          282        3%

Financial Self Service
Solution                                                                217          217        -
Customer Services Maintenance                                           112          119       (6%)
                                                                    -------      -------
Total Financial Self Service                                            329          336       (2%)

Retail Store Automation
Solution                                                                126          178      (29%)
Customer Services Maintenance                                           109          108        1%
                                                                    -------      -------
Total Retail Store Automation                                           235          286      (18%)

Systemedia                                                              115          116       (1%)

Payment and Imaging
Solution                                                                 41           43       (5%)
Customer Services Maintenance                                            25           30      (17%)
                                                                    -------      -------
Total Payment and Imaging                                                66           73      (10%)

Other
Solution                                                                 81          126      (36%)
Customer Services Maintenance                                           131          157      (17%)
                                                                    -------      -------
Total Other                                                             212          283      (25%)
                                                                    -------      -------
Total revenue                                                       $ 1,247      $ 1,376       (9%)
                                                                    =======      =======

Memo: Total Customer Services Maintenance revenue                   $   432      $   460       (6%)

Income (Loss) from Operations by Solution Offering

Data Warehousing                                                    $    23      $    (5)
Financial Self Service                                                   17           36
Retail Store Automation                                                 (29)         (12)
Systemedia                                                                1           (1)
Payment and Imaging                                                      12           12
Other                                                                   (15)           8
                                                                    -------      -------
Income from operations excluding goodwill amortization and
special items                                                             9           38
Goodwill amortization in income (loss) from operations                    -          (16)
                                                                    -------      -------
Income from operations excluding special items                            9           22
Special items                                                             -          (41)
                                                                    -------      -------
Income (loss) from operations                                       $     9      $   (19)
                                                                    =======      =======



2001 - Special items in operating income represent the provision for loans and receivables with Credit Card Center ($39 million) and integration charges related to acquisitions ($2 million).

                                   [LOGO] NCR

                                 NCR CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  (in millions)

                                                                March 31    December 31
                                                                  2002         2001
                                                               ---------    -----------
Assets
Current assets
   Cash, cash equivalents and short-term investments            $     379     $   336
   Accounts receivable, net                                         1,081       1,126
   Inventories                                                        282         280
   Other current assets                                               205         221
                                                               ----------     -------
Total current assets                                                1,947       1,963

Property, plant and equipment, net                                    827         853
Other assets                                                        2,053       2,039
                                                               ----------     -------
Total assets                                                    $   4,827     $ 4,855
                                                               ==========     =======

Liabilities and Stockholders' Equity

Current liabilities
   Short-term borrowings                                        $     106     $   138
   Accounts payable                                                   334         362
   Other current liabilities                                        1,065       1,018
                                                               ----------     -------
Total current liabilities                                           1,505       1,518

Long-term debt                                                          8          10
Other long-term liabilities                                         1,276       1,300
                                                               ----------     -------
Total liabilities                                                   2,789       2,828

Total stockholders' equity                                          2,038       2,027
                                                               ----------     -------
Total liabilities and stockholders' equity                      $   4,827     $ 4,855
                                                               ==========     =======

                                   [LOGO] NCR

                                 NCR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited) (in millions)

                                                                    For the Periods Ended March 31
                                                                    ------------------------------
                                                                             Three Months
                                                                             ------------
                                                                     2002                    2001
                                                                    ------                  ------
Operating Activities
Net income                                                          $    4                  $  117

Adjustments to reconcile net income to cash
provided by operating activities
   Depreciation and amortization                                        80                     105
   Deferred income taxes                                                (5)                      7
   Income tax adjustment                                                 -                    (138)
   Other loss on assets, net                                             1                       1
   Changes in assets and liabilities
     Receivables                                                        34                     248
     Inventories                                                        (1)                    (40)
     Current payables                                                  (45)                   (184)
     Customer deposits and deferred service revenue                     88                      88
     Disbursements for employee severance and pension                  (33)                    (59)
     Other assets and liabilities                                      (42)                   (108)
                                                                    ------                  ------
Net cash provided by operating activities                               81                      37

Investing Activities
Short-term investments, net                                              -                     (10)
Net expenditures and proceeds for service parts                        (23)                    (25)
Expenditures for property, plant and equipment                         (20)                    (53)
Proceeds from sales of property, plant and
   equipment                                                             1                       2
Business acquisitions, investments and divestitures                      -                      (3)
Other investing activities                                               4                      (7)
                                                                    ------                  ------
Net cash (used in) investing activities                                (38)                    (96)

Financing Activities
Purchase of Company common stock                                         -                     (34)
Short-term borrowings, net                                             (32)                     27
Long-term debt, net                                                     (2)                     (1)
Other financing activities                                              34                      34
                                                                    ------                  ------
Net cash provided by financing activities                                0                      26

Effect of exchange rate changes on cash and cash
equivalents                                                              -                      (9)
                                                                    ------                  ------
Increase (decrease) in cash and cash equivalents                        43                     (42)
Cash and cash equivalents at beginning of period                       335                     347
                                                                    ------                  ------
Cash and cash equivalents at end of period                          $  378                  $  305
                                                                    ======                  ======